UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2016, A. Schulman, Inc. (the “Company”) issued a press release announcing the appointment of Gary A. Miller as chief operating officer effectively immediately. Mr. Miller (69) has served as executive vice president global and chief procurement officer for A. Schulman since 2008. Mr. Miller, a 42-year veteran of The Goodyear Tire & Rubber Company before joining the Company, earned a bachelor’s degree in chemical engineering from the University of Cincinnati, and has completed the Advanced Management Program at Harvard University; the Executive Program at Darden Graduate School of Business Administration, University of Virginia; and Kellogg School for Graduate Studies, Northwestern University. Information regarding any changes to Mr. Miller’s compensatory arrangements will be provided by an amendment to this Form 8-K when the information is determined by the Company.

The Company also announced the appointment of Frank Roederer as senior vice president and general manager of the Company’s United States and Canada (“USCAN”) business in addition to his current responsibilities as senior vice president for the Company’s Engineered Composites (“EC”) business.

A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ David C. Minc
David C. Minc
Executive Vice President & Chief Legal Officer

Date: August 22, 2016